                                                                       EXHIBIT 7

                          CONSULTING SERVICES CONTRACT
                          ----------------------------


     This Consulting Services Contract, dated as of July 16, 1997 (this "Contract") is between The CanFibre Group Ltd. ("Company"), an Ontario corporation, and Enron Capital Trade Resources Corp. ("ECT"), a Delaware corporation, and sets forth the terms and conditions pursuant to which the Company will retain ECT to act as its consultant.

     The Company and ECT agree as follows:

     1.   Retention of Consultant; Scope of Services.
          ------------------------------------------

          (a) Subject to the terms and conditions set forth herein, the Company hereby retains ECT to act as a consultant to the Company during the Contract Period (as defined in paragraph 3 below).

          (b) As consultant to the Company, ECT will, from time to time, as requested by the Company, provide consultation, assistance and advice to the Company with respect to its operations and properties, including, without limitation, analysis of potential property acquisitions, advice regarding commodity pricing strategies and assistance in developing marketing strategies.

          (c) The parties hereto acknowledge that (i) ECT is not regularly engaged in the business of providing consulting services and personnel and that the services to be performed by ECT hereunder are provided as an incident to ECT's relationship with respect to the Company and its affiliates, (ii) ECT is not an "investment advisor," within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state laws, (iii) the nature of the services to be provided by ECT under this Contract do not include those of an "investment advisor" (i.e., providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e., effecting transaction in securities for the account of the Company or others), and (iv) it is specifically intended by the parties hereto that ECT's activities hereunder not subject ECT to any regulation or registration under federal or state laws.

          (d) The parties hereto acknowledge and agree that upon reasonable request by the Company, ECT will, subject to the availability of such personnel, make available such of its employees as ECT may determine may reasonably be necessary for ECT's performance of its services hereunder. The parties further acknowledge that unless and until ECT provides notice to the contrary, all decisions with respect to staffing, scheduling and allocating ECT's resources for purposes of this Contract will be coordinated on behalf of ECT by Tony A. Valentine and any request by the Company for the performance of services hereunder shall be directed to Tony A. Valentine.

     2.   Contract Period and Termination.
          -------------------------------

          ECT shall act as the Company's consultant under this Contract, effective as of the date hereof (the "Effective Date") and continuing until July 15, 2007.

     3.   Advisement Fee.
          --------------

          ECT shall be entitled to an annual fee for its services provided during the period from the effective date of this Contract until the date of its termination (the "Contract Period"). The fee shall be a sum equivalent to 5% of the after tax distributable operating cash flow of the Company. The fee shall be calculated on the basis of the audited financial statements of the Company prepared from year to year (on a consolidated basis) and shall be paid to ECT not more than sixty days after approval of the audited financial statements of the Company by the Board of Directors of the Company,and in the event of the failure of the Board of Directors of the Company to approve the audited financial statements, not more than one hundred eighty (180) days after the Company's year end.

     4. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS CONTRACT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE PROVINCE OF BRITISH COLUMBIA APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

     5. Successors and Assigns. The benefits of this Contract shall inure to the parties hereto, their respective successors and permitted assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Contract by the parties hereto shall be binding upon their respective successors and assigns. This Contract may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

     6. Notices. All communications under this Contract shall be in writing and shall be delivered personally or sent by personal delivery, expedited delivery, certified mail, return receipt requested or by telecopy as follows:

          If to ECT:

                  Enron Capital & Trade Resources
                  1400 Smith Street
                  Houston, Texas  77002
                  Telecopy Number:  (713) 646-2634
                  Attention:  Tony A. Valentine

            If to the Company:

                  The CanFibre Group Ltd.
                  6 Eva Road, Suite 600
                  Toronto, Ontario, Canada M9C 2AB
                  Telecopy:  (604) 685-2426
                  Attn:  Chief Financial Officer

          Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 7. A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date shown on the applicable return receipt, or if by telecopy, on the date of receipt o the transmission of such notice at such telecopy number.

       7. Nature of Relationship. The parties hereto intend that ECT's relationship tot he Company and the relationship of each employee or agent of ECT to the Company shall be that of an independent contractor. Nothing contained in this Contract shall constitute or be construed to be or create a partnership or joint venture between ECT and the Company or their respective successors or assigns. Neither ECT nor any partner, employee or agent of ECT shall ever be considered to be an employee of the Company.

       8. Captions. The Paragraph titles herein are from reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

       9. Amendments. No alteration, amendment, change or addition hereto hall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

       10. Partial Invalidity. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

       11. Survival. All representations, warranties and agreements contained herein, or contained in certificates submitted pursuant to this Contract, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

       12. Entire Contract. This Contract and the exhibits hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understanding relating to matters provided for herein.

       13. Counterparts. This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

       This Contract is executed as of the date first written above by a duly authorized representative of each of the Company and ECT.



                                                COMPANY

                                                THE CANFIBRE GROUP LTD.


                                                By: /s/ Kenneth F. Swaisland
                                                   ----------------------------
                                                    Name: Kenneth F. Swaisland
                                                         ----------------------
                                                    Title: President
                                                          ---------------------

                                                ECT


                                                ENRON CAPITAL & TRADE RESOURCES


                                                By: /s/ J. Kevin McConville
                                                   ---------------------------
                                                    Name: J. Kevin McConville
                                                         ---------------------
                                                    Title: Vice President
                                                          --------------------
                                      -5-